Exhibit 10.9

CALIBER HOME LOANS, INC.	LSF6 MID-SERVICER HOLDINGS, LLC
3701 Regent Blvd.	2711 N. Haskell Ave., Ste. 1700
Irving, Texas 75063	Dallas, Texas 75204

March 13, 2018

Sanjiv Das

Re:

Employment Agreement dated as of February 8, 2016 (as amended, supplemented, restated, or otherwise modified as of the date hereof, the “Employment Agreement”) by and between Sanjiv Das and Caliber Home Loans, Inc. (the “Company”); and Letter Agreement dated as of February 8, 2016 (as amended, supplemented, restated, or otherwise modified as of the date hereof, the “LTIP Agreement”) by and between Sanjiv Das and LSF6 Mid-Servicer Holdings, LLC (“Parent”)

Mr. Das:

Reference is hereby made to each of the Employment Agreement and the LTIP Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Employment Agreement.

By your execution of this letter agreement (this “Letter Agreement”) where indicated below, you hereby agree with the Company to amend and supplement the Employment Agreement as follows:

(a)

Promptly after your execution of this Letter Agreement, the Company shall pay you the amount of $5,000,000 (less customary and standard payroll deductions) as payment of both your 2017 performance bonus (equal to $2,250,000) and as a one-time supplemental payment in addition thereto (equal to $2,750,000).

(b)

On the last business day of each year, commencing December 31, 2018, the Company shall pay you a supplemental payment in an amount to be determined (less customary and standard payroll deductions). Your annual total compensation (i.e., the sum of your Base Salary, your Performance Bonus, and your annually paid supplemental payments described herein) shall be no less than $6,500,000 (less customary and standard payroll deductions). As provided in Section 3(b) of the Employment Agreement, your Performance Bonus each year shall be based on attainment of certain performance criteria established by the Board or a committee thereof in consultation with you.

(c)

The supplemental payments described in the foregoing clauses (a) and (b) of this Letter Agreement are herein referred to as the “Supplemental Payments”. For purposes of clarity, you hereby agree with the Company that no portion of the Supplemental Payments shall be included in determining any compensation that may be due to you by the Company after the date hereof pursuant to Section 5(c) or Section 5(e) of the Employment Agreement.

(d)	The reference to “150%” contained in Section 3(b) of the Employment Agreement is hereby amended to read “200%”.

By your execution of this Letter Agreement where indicated below, you hereby agree with Parent to amend and supplement the LTIP Agreement as follows:

(1)	The section of the LTIP Agreement entitled “Incentive Bonus Opportunity” is hereby amended by adding the following sentences at the end of such section:

“Notwithstanding anything to the contrary contained in this Agreement, the amount of any Incentive Bonus paid to you hereunder shall also be reduced and offset, without limitation, by the product obtained by multiplying (i) 1.5 times (ii) the amount of all Supplemental Payments (as such term is defined in the 2018 Letter Agreement) paid to you by Caliber pursuant to the 2018 Letter Agreement. As used herein, ‘2018 Letter Agreement’ shall mean that certain letter agreement dated as of March 13, 2018 by and amongst you, Caliber, and the Company.”

(2)	The section of the LTIP Agreement entitled “Interim Payment” is hereby deleted and replaced with the following:

“Interim Payment. In the event that no Fully Vesting Monetization Event has occurred by the third anniversary of the Effective Date, and subject to your continued employment with Caliber through such date, you shall receive a lump-sum cash payment hereunder equal to $13,000,000. Any such payment shall be made within thirty (30) days following the third anniversary of the Effective Date, shall be offset by any amounts previously paid hereunder, and shall offset any future payments owed to you hereunder.”

This Letter Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Texas. This Letter Agreement supersedes any and all other agreements either oral or written, between or amongst you, the Company, and Parent with respect to the subject matter hereof (other than the Employment Agreement and the LTIP Agreement).

You, the Company, and Parent agree that any controversy or claim arising out of this Letter Agreement shall be settled by binding arbitration in accordance with the procedures set forth in Section 11 of the Employment Agreement.

You acknowledge that before signing this Letter Agreement, you have had the opportunity to consult with any attorney or other advisor of your choice, and that this provision constitutes advice from the Company and Parent to do so if you choose. You further acknowledge that you have agreed to participate in this Letter Agreement of your own free will, and that no promises or representations have been made to you by any person to induce you to participate in this Letter Agreement other than the express terms set forth herein. You further acknowledge that you have read this Letter Agreement and understand all of its terms. This Letter Agreement shall become effective upon execution hereof by each of you, the Company, and Parent.

[Signature Page follows.]

Agreed to and accepted as of the date first written above.

CABIBER HOME LOANS, INC.

By:	/s/ Kyle Volluz
Kyle Volluz
Member, Board of Directors

LSF6 MID-SERVICER HOLDINGS, LLC

By:	/s/ Kyle Volluz
Kyle Volluz
President

/s/ Sanjiv Das
Sanjiv Das